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                                                               EXHIBIT 23(a)




                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of The Bear Stearns Companies Inc. on Form S-3 of our reports dated August 26, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc., for the year ended June 30, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

     DELOITTE & TOUCHE LLP

     December 16, 1996
     New York, New York




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